Exhibit 21.2.3

No. 242925

CERTIFICATION OF INCORPORATION

ON CHANGE OF NAME

I hereby certify that

WAKO AIR EXPRESS (H.K.) CO. LIMITED

having by special resolution changed its name, is now incorporated under the name of

WAKO AIR EXPRESS (H.K.) CO. LIMITED

        Given under my hand this Second day of November

One Thousand Nine Hundred and Ninety Three.

Mrs. R. Chun _________________________ P. Registrar of Companies Hong Kong